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                                  EXHIBIT 23.1
                        INDEPENDENT AUDITORS' CONSENT



InKine Pharmaceutical Company, Inc.:


         We consent to the incorporation by reference in the Registration Statement on Form S-8 (1997 Consultant Stock Option Plan) of our report dated July 24, 1997 on the financial statements of InKine Pharmaceutical Company, Inc. (formerly Panax Pharmaceutical Company Ltd.) included in the 1997 Annual Report on Form 10-KSB.




       /s/ Richard A. Eisner & Company, LLP

New York, New York
June 29, 1998